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                                 PROMISSORY NOTE



$163,537                                                           May 30, 1997
                                                             New York, New York



                  FOR VALUE RECEIVED, the undersigned, Easy Street Online, Inc., a Delaware corporation, having an address at 15 North Mill Street, Nyack, New York 10960 (the "Payor"), hereby promises to pay to Michael Char, (the "Payee"), having an address at 107 Gair Street, Piermont, NY 10968, on the earlier to occur of (i) May 1, 1998 or (ii) the consummation of an initial public offering of securities of the Payor (the "Maturity Date"), at the Payee's address set forth above, or at such other place as the holder of this Note shall hereafter specify in writing, the principal sum of One Hundred Sixty Three Thousand Five Hundred and Thirty Seven Dollars ($163,537), in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in funds immediately available at such payment office. This Note evidences all of the indebtedness owed to Payee set forth in the Confidential Private Offering Memorandum dated March 25, 1997.


                  1. Interest and Payment.

                           1.1. The principal amount hereof outstanding from
time to time shall bear simple interest (computed on the basis of a 360-day year, using the number of days actually elapsed) from the date hereof at the annual rate of 8% until the Maturity Date (or until any such earlier date of payment if this Note is prepaid or its maturity is accelerated upon the occurrence of an Event of Default as provided in this Note).

                           1.2. Interest shall be payable on the Maturity Date
(or on any such earlier date of payment if this Note is accelerated).

                           1.3. If payment of the principal amount hereof or
interest accrued thereon is not made when due and payable at the Maturity Date, or upon acceleration, then interest shall accrue on such overdue amount, to the extent permitted by law, from the date of such default to the date of payment at the annual rate of 10%.






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                  2. Prepayment.

                 This Note may be prepaid in whole or in part at any time prior to the Maturity Date.

                  3. Events of Default.

                           3.1. Each of the following shall constitute an Event
of Default ("Event of Default") under this Note:

                                    (a) Payor shall default in the payment of
the principal of, or any interest on, the Note when the same becomes due, whether at maturity, upon acceleration or otherwise; or

                                    (b) Payor shall default in the payment when
due (including any grace period provided therefor) of the principal, or interest on, any other indebtedness with an aggregate principal amount in excess of $50,000 (whether such principal or interest shall become due at scheduled maturity, by required prepayment, by acceleration, by demand or otherwise), or if the Payor shall default in the performance of any other covenant, agreement, term or condition contained in any agreement or instrument under which any such indebtedness is created, secured or guaranteed, if the effect of such default is to cause, or to permit the holder or holders of such indebtedness (or a trustee on behalf of such holder or holders) to cause, such indebtedness to become due prior to its stated maturity; or

                                    (c) A final judgment for the payment of
money which, together with all other such undischarged judgments, against the Payor exceeds an aggregate of $50,000 and not discharged; or

                                    (d) A proceeding shall have been instituted
in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Payor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Payor or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of 60 consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding; or

                                    (e) The Payor shall become insolvent or
bankrupt, however evidenced, or shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a

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receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing;

then and in any such event the outstanding principal of, and interest accrued on, the Note shall be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

                  4. Unconditional Obligation; Fees, Waivers, Other.

                           4.1. The obligations to make the payments provided
for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

                           4.2. Payor agrees to pay, on demand, all costs
and expenses paid or incurred by Payee in seeking to collect this Note, including, without limitation, reasonable attorneys' fees and disbursements paid or incurred by Payee, with interest thereon at the Default Rate until paid in full.

                           4.3. No forbearance, indulgence, delay or failure
to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other of further exercise thereof or the exercise of any other right or remedy.

                           4.4. This Note may not be modified or discharged
(other than payment of this Note), except by a writing duly executed by the Payor and the Payee.

                           4.5. The Payor hereby expressly waives demand and
presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bring of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which the Payee had or is existing as security for any amount called for hereunder.

                  5. Miscellaneous.

                           5.1. This Note and the obligations of the Payor and
the rights of the Payee shall be governed by and construed in

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accordance with the internal substantive laws of the State of New York without giving effect to choice of law principles.

                           5.2. This Note shall bind the Payor and its
successors and assigns.



                                            EASY STREET ONLINE, INC.


                                            By:    /s/ Stephen J. Cole-Hatchard
                                                  -----------------------------







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